UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 12, 2016

CTC MEDIA, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-52003	58-1869211
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

31A Leningradsky Prospekt Moscow, Russia	125284
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +7-495-785-6347

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.                                        Completion of an Acquisition or Disposition of Assets

On February 12, 2016, CTC Media, Inc., a Delaware corporation (the “Company”) announced that it has received the final tranche of the purchase price in connection with its sale of 75% of the outstanding participation interests in its subsidiary CTC Investments LLC to UTV-Management LLC (the “Purchaser”) pursuant to the Framework Agreement, dated as of September 24, 2015, as amended, by and between the Company and the Purchaser (the “Agreement”). The sale closed on December 23, 2015 and the Company received $150.5 million in cash at closing. An additional $50 million was held back at closing pursuant to the Agreement, and was subject to adjustment based on the performance of the Company during the second half of 2015 and certain indemnity obligations.  As the final tranche of the purchase price, the Company has received $42.5 million of this holdback amount in cash from the Purchaser.  The $7.5 million reduction in the total purchase price reflects adjustments for several factors, including identified underinvestment and deferred payments by the Company in the second half of 2015 compared with the agreed target budget; a reduction in working capital compared with an agreed target, reflecting the impairment of certain programming content; and indemnification in connection the settlement of a commercial litigation matter. The total consideration received in connection with the sale was therefore $193.1 million.

As previously disclosed, the Company intends to return value in cash to the Company’s stockholders (other than Telcrest Investments Limited (“Telcrest”), which holds shares of the Company’s common stock that have been identified as blocked property pursuant to applicable sanctions associated with the Specially Designated Nationals and Blocked Persons List of the U.S. Department of Treasury, Office of Foreign Assets Control (“OFAC”)).  In order to effect such return of value, the Company entered into the Agreement and Plan of Merger, dated as of November 16, 2015 (the “Merger Agreement”), by and between the Company and CTCM Merger Sub, Inc., the Company’s wholly owned subsidiary (“Merger Sub”), which was adopted by the Company’s stockholders at the Special Meeting on December 17, 2015.  Pursuant to the Merger Agreement, Merger Sub would merge with and into the Company, with the Company surviving and each holder of the Company’s common stock as of the effective time of the merger (other than Telcrest) becoming entitled to receive cash consideration per share based on the aggregate amount of the Company’s available cash as of the time of the merger.  The shares of common stock held by Telcrest would remain outstanding following the merger, and Telcrest will be the Company’s sole stockholder.  Following the merger, the Company would cease to be a publicly traded company.

The Company has requested a license from OFAC to authorize the merger transaction, but such license has not yet been granted.  Assuming such license is granted and the necessary closing conditions are satisfied, the Company expects that the merger will close approximately one month following receipt of such license. Given the uncertainty regarding the timing of receipt of such license, if at all, the Company is unable to estimate at this time the per share amount that would ultimately be returned to stockholders in such merger, but currently expects that it would be at the lower end of the upper half of the range approved by stockholders of $1.77 to $2.19 per share. The Company will update the market as and when the timing and final terms of such proposed transaction are known.

The foregoing descriptions of the sale and the merger do not purport to be complete and are qualified in their entirety by reference to the Agreement, which is attached as Exhibit 2.1 hereto and incorporated herein by reference.

Item 8.01.                                        Other Events

On February 12, 2016, the Company issued a press release announcing its receipt of the final tranche of the purchase price in connection with its sale of 75% of the outstanding participation interests in its subsidiary CTC Investments LLC, a copy of which is attached as Exhibit 99.1 and is incorporated herein by reference.

(d)                                 Exhibits

2.1                               Framework Agreement, dated as of September 24, 2015, as amended, by and between CTC Media, Inc. and UTV-Management LLC, incorporated by reference to Annex A of the Definitive Proxy Statement on Schedule 14A of the Company, dated November 17, 2015, filed by the Company with the SEC on November 17, 2015.

2.2                               Amendment No. 1 to the Framework Agreement, dated December 15, 2015, by and between CTC Media, Inc. and UTV-Management LLC, incorporated by reference to Exhibit 10.1 of the Current Report on Form 8-K of the Company, dated December 15, 2015, filed by the Company with the SEC on December 16, 2015.

2.3                               Amendment No. 2 to the Framework Agreement, dated December 22, 2015, by and between CTC Media, Inc. and UTV-Management LLC, incorporated by reference to Exhibit 10.1 of the Current Report on Form 8-K of the Company, dated December 22, 2015, filed by the Company with the SEC on December 22, 2015.

99.1                        Press release dated February 12, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CTC MEDIA, INC.

Date: February 12, 2016
	By:	/s/ JEAN-PIERRE MOREL
Name: Jean-Pierre Morel Title: Chief Executive Officer and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1

Framework Agreement, dated as of September 24, 2015, by and between CTC Media, Inc. and UTV-Management LLC, as amended, incorporated by reference to Annex A of the Definitive Proxy Statement on Schedule 14A of the Company, dated November 17, 2015, filed by the Company with the SEC on November 17, 2015.

2.2

Amendment No. 1 to the Framework Agreement, dated December 15, 2015, by and between CTC Media, Inc. and UTV-Management LLC, incorporated by reference to Exhibit 10.1 of the Current Report on Form 8-K of the Company, dated December 15, 2015, filed by the Company with the SEC on December 16, 2015.

2.3

Amendment No. 2 to the Framework Agreement, dated December 22, 2015, by and between CTC Media, Inc. and UTV-Management LLC, incorporated by reference to Exhibit 10.1 of the Current Report on Form 8-K of the Company, dated December 22, 2015, filed by the Company with the SEC on December 22, 2015.

99.1	Press release dated February 12, 2016.